                     DEVELOPMENT AND LICENSE AGREEMENT
                                (as Amended)


          This Development and License Agreement ("Agreement"), as amended, is entered as of August 22, 1997 (the "Effective Date") by and between CommerceWave, Inc., a California corporation, with its principal place of business at 2121 Palomar Road, Suite 201, Carlsbad, California 92009 ("CommerceWave"), and Encanto Networks, Inc., a California corporation, with its principal place of business at 2953 Bunker Hill Lane, Suite 400, Santa Clara, California 95054 ("Encanto"), and is made with respect to the following recitals:

          A. Encanto is developing a web server product that will provide, among other things, an online storefront system allowing a merchant to market wares on the Internet.

          B. CommerceWave has developed a computer program named "Merchant Wave" that permits creation of a multi-vendor online "shopping mall." CommerceWave proposes to use the pre-existing code and algorithms embodied in Merchant Wave to create an online storefront system and an associated website builder program for Encanto.

          C. The parties wish to define their respective duties and obligations with respect to such development by CommerceWave.

          D. This Agreement has been amended as of January 29, 1999. This Agreement, as amended, shall supersede and replace the original in all respects and all rights and obligations in the Agreement shall be deemed effective as of the Effective Date.

          NOW, THEREFORE, in consideration of the premises, of the mutual promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

          1.   DEFINITIONS.

               a. "Authorized Derivative Works" shall mean modifications to or derivative works of the Products (including, without limitation, Enhancements (as defined below)) developed by or for Encanto. For purposes of this definition, the term "derivative works" shall have the meaning used in the United States Copyright Act of 1976, as amended, and shall also include all modified versions or releases of the Products that are not sufficiently different from the Products to constitute a separate derivative work under such Act.

               b. "Merchant Wave" shall mean CommerceWave's existing Merchant Wave software product as further specified in Exhibit A attached hereto.

               c. "Product(s)" shall mean (i) the products identified in Exhibit B attached hereto and all documentation relating thereto and
          (ii) bug fixes to such products.


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               d.   "Enhancements" shall mean modifications to the Products
          that change (i) the appearance or content of displayed text, graphics, links or similar elements of the Products and/or (ii) the features and functions of the Products.

          2.   DEVELOPMENT.

               CommerceWave agrees to undertake and complete development of the Products (as defined in Exhibit B attached hereto) in accordance with the specifications therefor set forth in Exhibit C attached hereto and pursuant to the schedule specified in Exhibit D attached hereto.

          3.   CHANGES.

               If either party proposes in writing a change to Exhibit A, Exhibit B, Exhibit C or Exhibit D, the other party will reasonably and in good faith consider and discuss with the proposing party the proposed change. CommerceWave agrees to accept any change proposed by Encanto where Encanto agrees to bear any extra expense and pay (at CommerceWave's standard time and materials rates) for any additional work required by such change.

          4.   ACCEPTANCE.

               a. When CommerceWave believes it has appropriately completed a Product in accordance with the specifications therefor, CommerceWave will deliver such Product to Encanto in both object code and source code forms. Encanto will accept or reject such Product within ten (10) business days after delivery; failure to give notice of acceptance or rejection within that period or Encanto's first commercial distribution of such Product (regardless of notice of rejection) will constitute acceptance. Encanto may reject a Product only if it fails in some material respect to meet the specifications and acceptance criteria therefor set forth in Exhibit C. If Encanto properly rejects a Product, CommerceWave will correct the failures properly specified in the rejection notice within ten (10) business days after the rejection notice. When CommerceWave believes that it has made the necessary corrections, CommerceWave will again deliver such Product to Encanto in both object code and source code forms, and the acceptance/rejection/correction provisions above shall be reapplied until such Product is accepted; provided, however, that upon the third or any subsequent rejection or if the corrections are not made within forty-five (45) business days of the initial rejection, Encanto may terminate this Agreement in its entirety by ten (10) days' notice unless the Product is accepted by Encanto during the notice period. Upon initial delivery of a Product, CommerceWave will identify in writing all compilers, commercial libraries, and other programming tools reasonably necessary for Encanto to successfully compile the Products as originally delivered.

          5.   LICENSE GRANT TO ENCANTO.

               a. Subject to all of the terms and conditions of this Agreement, CommerceWave hereby grants to Encanto a worldwide, perpetual, irrevocable, fully paid-up, royalty-free,


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


          non-transferable, license, together with the right to enter into sub-licenses with third parties at its sole discretion, to:

                    (i) directly or through authorized agents use, modify, improve, upgrade, enhance and port the source code of the Products to create Authorized Derivative Works; and

                    (ii) make, use, copy, perform, display, license, sublicense, sell, distribute and take any other actions deemed appropriate by Encanto with respect to the Products and Authorized Derivative Works.

               b. The license granted in Section 5.a. above shall be without limitation as to fields of use and distribution.

               c. The Products may be distributed by Encanto and its licensees under Encanto's and/or its licensees' own brand names and trademarks but Encanto shall maintain CommerceWave's name in a copyright notice accompanying the Products; provided, however, that no such copyright notice shall be required for Authorized Derivative Works.

               d. Each copy of a Product sublicensed to end users hereunder will be distributed pursuant to an end user license agreement containing terms and conditions that are at least as protective of the Product, CommerceWave and its intellectual property rights as the terms and conditions of this Agreement.

               e. Encanto may distribute the Products through its normal distribution channels (including, without limitation, through subdistributors and authorized sublicensees).

               f.   Except as expressly provided herein, Encanto agrees:

                    (i) not to delete or fail to reproduce in and on any Product any copyright, trademark or other proprietary rights notices appearing in or on any copy, media or master of the Products provided by CommerceWave; provided, however, that no such notices shall be required for Authorized Derivative Works; and

                    (ii) to keep CommerceWave informed as to any problems encountered with the Products.

               g.   CommerceWave agrees to provide to Encanto, within five
          (5) days of the Effective Date of this Agreement, a copy of MerchantWave (in both source code and object code forms) in such format as is reasonably requested by Encanto.

          6.   ENHANCEMENTS.

               a. During the term of this Agreement for so long as Encanto is receiving Enhancements pursuant to Section 6.b. below, Encanto hereby grants to CommerceWave, under all rights of Encanto to any Enhancements made by or for Encanto (other than by

          CommerceWave), a worldwide, non-exclusive, perpetual, fully paid-up, royalty-free, non-transferable license to:

                    (i) directly or through authorized agents use, modify, improve, upgrade, enhance and port the source code of such Enhancements developed by or for Encanto; and

                    (ii) make, use, copy, perform, display, license, sublicense, sell and distribute such Enhancements developed by or for Encanto in object code form. Such Enhancements may be distributed by CommerceWave under ComerceWave's own brand name and trademark.

               b. During the term of this Agreement for so long as CommerceWave is receiving Enhancements pursuant to Section 6.a. above, CommerceWave hereby grants to Encanto, under all rights of CommerceWave to any Enhancements made by or for CommerceWave a worldwide, non-exclusive, perpetual, fully paid-up, royalty-free, non-transferable license to:

                    (i) directly or through authorized agents use, modify, improve, upgrade, enhance and port the source code of such Enhancements developed by or for CommerceWave; and

                    (ii) make, use, copy, perform, display, license, sublicense, sell and distribute the Enhancements developed by or for CommerceWave in object code form. Such Enhancements may be distributed by Encanto and/or its licensees under Encanto's and/or its licensee's own brand names and trademarks.


               c. Upon a party's completion of an Enhancement subject to the cross-licensing provisions of this Section, such party agrees to provide the other party with a copy of such Enhancement (in both source code and object code) in such format as reasonably requested by the other party.

          7.   OWNERSHIP.

               a. As between the parties and subject to the licenses and other rights granted by CommerceWave to Encanto under this Agreement, CommerceWave shall own all rights, title and interest in and to (i) Merchant Wave and (ii) all Enhancements made by or for CommerceWave (other than by Encanto and whether or not at Encanto's direction).

               b. As between the parties and subject to the licenses and other rights granted by Encanto to CommerceWave under this Agreement, Encanto shall own all rights, title and interest in and to (i) all Authorized Derivative Works and (ii) all Enhancements made by or for Encanto (other than by CommerceWave and whether or not at CommerceWave's direction).

               c. With respect to inventions and works of authorship for which employees or consultants of both parties are joint inventors or authors, each party will equally and jointly own such inventions and works of authorship with the right to unilaterally use or nonexclusively license such inventions and works of authorship without accounting to the other party.

          8.   SPECIAL WORK PROJECTS.

               During the term of this Agreement, Encanto may request CommerceWave to undertake special work project(s), relating to the Products. Upon such request, CommerceWave and Encanto agree to discuss in good faith the scope of such special work project and the costs related thereto. CommerceWave shall not be responsible or liable for performing any special work project unless and until the terms and conditions relating thereto (including, without limitation, fees to be paid to CommerceWave, if any, and ownership) are mutually agreed upon by both parties in writing.

          9.   FEES.

               Provided that the online storefront creation application Product is completed and delivered by CommerceWave on or before September 15, 1997, and subject to the final rejection provisions of
          Section 4 above, Encanto agrees to pay CommerceWave a non-recurring engineering fee for the development of the Products hereunder in the total amount of $205,200, payable as follows:

               a. $68,400 upon the execution of this Agreement by both parties;

               b. $68,400 upon CommerceWave's completion and delivery of all Products in alpha stage, including, without limitation, all alpha source code for the Products; and

               c. $68,400 upon CommerceWave's completion and delivery and Encanto's final acceptance of all Products (including, without limitation, all source code for such Products).

               d. Fees Paid by Date of Amended Agreement. BOTH PARTIES TO THIS AMENDED DEVELOPMENT AND LICENSE AGREEMENT ACKNOWLEDGE THAT ALL PAYMENTS REQUIRED BY SECTION 9 HAVE BEEN FULLY PAID BY ENCANTO.

          10.  TRAINING.

               CommerceWave, without additional charge to Encanto, will provide a reasonable number of Encanto's software personnel with a class of up to three (3) consecutive days relating to the theory, use, operation, support and maintenance of the Products. The parties shall mutually agree upon the dates and places for such training classes. If the classes are taught at a location other than CommerceWave's premises, Encanto shall be responsible for the reasonable travel and living expenses for CommerceWave's personnel conducting such classes that are pre-approved in writing by Encanto.

          11.  MAINTENANCE AND SUPPORT.

               a. Encanto shall be responsible for providing first level technical maintenance and support for the Products to its customers and end users who are using the Products.

               b. During the term of this Agreement, and without additional charge to Encanto, CommerceWave will provide Encanto with second level technical maintenance and support services in connection with the Products and Enhancements made by or for CommerceWave. Such technical maintenance and support shall include, without limitation,
          (i) up to ten (10) hours per month for the first three (3) months, and thereafter up to five (5) hours per month, of telephone and/or electronic support during CommerceWave's normal business hours (or such other times as mutually agreed upon by both parties in writing), (ii) on-site visits as necessary and mutually agreed upon by both parties in writing and (iii) good-faith commercially diligent efforts by CommerceWave to fix all bugs within five (5) business days after Encanto's request therefor. CommerceWave shall promptly deliver to Encanto any new source code developed pursuant to this Section 11.b. (including, without limitation, source code for any bug fixes or updates to the Products) in such format as reasonably requested by Encanto.

          12.  REMOTE PAYMENT HOSTING.

               a. During the term of this Agreement, CommerceWave agrees to offer and provide to Encanto's customers a remote payment hosting service in accordance with the specifications set forth in Exhibit E attached hereto ("Remote Payment Hosting Service") at a price mutually agreed upon by CommerceWave and Encanto in writing. CommerceWave agrees to produce collateral and sign-up kit, reasonably acceptable to Encanto, for the Remote Payment Hosting Service and for the merchant banks affiliated with the Remote Payment Hosting Service. Encanto agrees to reasonably assist CommerceWave in marketing the Remote Payment Hosting Service to Encanto's customers through Encanto's normal channel of distribution for Encanto products.

               b. Encanto and CommerceWave agree to discuss with each other in good faith the providing of joint in-store training and demonstrations for the Remote Payment Hosting Service in connection with Online Products and other co-marketing and collaborative opportunities relating to the Remote Payment Hosting Service and Online Products; provided, however, that neither party shall be required or obligated to work exclusively with the other party in connection with any remote payment hosting services.

          13.  COMMERCEWAVE CONSULTING SERVICES.

               Upon Encanto's request, CommerceWave agrees to provide consulting services to Encanto in connection with Product packaging and integration of the Remote Payment Hosting Service with any products or services provided by Encanto pursuant to this Agreement. Such consulting services shall be provided by CommerceWave to Encanto at an hourly charge mutually agreed upon by both parties in writing.

          14.  CONFIDENTIALITY.

               Each party agrees that all code, inventions, algorithms, know-how and ideas and all other business, technical and financial information they obtain from the other are the trade secrets and confidential property of the disclosing party ("Proprietary Information" of the disclosing party). Except as expressly and unambiguously allowed herein, the receiving party will hold in confidence and not use or disclose any Proprietary Information of the disclosing party and shall similarly bind its employees in writing. The receiving party shall not be obligated under this Section 14 with respect to information the receiving party can document:

               a. is or has become readily publicly available without restriction through no fault of the receiving party or its employees or agents; or

               b. is received without restriction from a third party lawfully in possession of such information and lawfully empowered to disclose such information; or

               c. was rightfully in the possession of the receiving party without restriction prior to its disclosure by the other party; or

               d. was independently developed by employees or consultants of the receiving party without access to such Proprietary Information.

          15.  INFRINGEMENT INDEMNIFICATION.

               a. CommerceWave agrees to indemnify, hold harmless and defend Encanto and its officers, directors, employees and agents from and against any and all losses, claims, damages, liability, demands, actions, judgments, settlements, costs (including attorneys' fees) and expenses arising out of or in connection with any claim that results from a breach of any of CommerceWave's warranties expressly set forth in Section 18 below or any claim that any of the Products or any of the Enhancements made by or for CommerceWave (other than by Encanto) infringes any patent, copyright, trademark, trade secret or other similar proprietary right of a third party. Encanto will promptly notify CommerceWave in writing of any claims related thereto and will, upon CommerceWave's written request, provide CommerceWave with reasonable assistance in connection with such defense. CommerceWave will have sole control of the defense and/or settlement of any such claim. The foregoing obligation of CommerceWave does not apply with respect to any part of a Product or such Enhancement that is (i) modified by Encanto, if the alleged infringement is based solely on such modification, or
          (ii) combined with any non-CommerceWave product, if the alleged infringement is based solely on such combination, or (iii) made solely to comply with Encanto's detailed specification, if the alleged infringement is based solely on complying with such specification. Following written notice of an infringement claim, CommerceWave shall, at its cost and expense, either (a) procure for Encanto the right to continue to use, manufacture, market, license, sell and distribute the Product or such Enhancement, (b) replace or modify the Product or such Enhancement to make it non-infringing, provided such non-infringing replacement or modified product is substantially equivalent to the Product or such Enhancement in functionality and quality or (c) if neither (a) nor (b) are reasonably practical, accept the return of the Product or such Enhancement and promptly pay to Encanto a refund of all fees paid to CommerceWave hereunder, as depreciated on a five (5) year straight-line basis. Following notice of any claim resulting from a breach of any of CommerceWave's warranties expressly set forth in
          Section 18 below, CommerceWave shall, at its cost and expense, resolve such claim as soon as reasonably practicable. If, within, ninety (90) days after such a claim has been made, CommerceWave has not resolved or taken substantive action to attempt to resolve such claim, Encanto may terminate this Agreement.

               b. Encanto agrees to indemnify, hold harmless and defend CommerceWave and its officers, directors, employees and agents from and against any and all losses, claims, damages, liability, demands, actions, judgments, settlements, costs including attorneys' fees) and expenses arising out of or in connection with any claim that results from any claim that any of the Enhancements made by or for Encanto (other than by CommerceWave) infringes any patent, copyright, trademark, trade secret or other similar proprietary right of a third party. CommerceWave will promptly notify Encanto in writing of any claims related thereto and will, upon Encanto's written request, provide Encanto with reasonable assistance in connection with such defense. Encanto will have sole control of the defense and/or settlement of any such claim. The foregoing obligation of Encanto does not apply with respect to any part of such Enhancement that is (i) modified by or for CommerceWave, if the alleged infringement is based solely on such modification or
          (ii) combined with any non-Encanto product, if the alleged infringement is based solely on such combination. Following written notice of an infringement claim, Encanto shall, at its cost and expense, either (a) procure for CommerceWave the right to continue to use, manufacture, market, license, sell and distribute such Enhancement, or (b) replace or modify such Enchancement to make it non-infringing, provided such non-infringing replacement or modified product is substantially equivalent to such Enhancement in functionality and quality.

          16.  LIMITATION OF LIABILITY.

               a. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE OR OBLIGATED UNDER ANY SECTION OF THIS AGREEMENT OR UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER LEGAL OR EQUITABLE THEORY FOR ANY AMOUNTS IN EXCESS OF THE AGGREGATE OF THE FEES PAID HEREUNDER.

               b. NOTWITHSTANDING ANYTHING ELSE IN THIS AGREEMENT OR OTHERWISE, NEITHER PARTY SHALL BE LIABLE WITH RESPECT TO ANY SUBJECT MATTER OF THIS AGREEMENT UNDER ANY CONTRACT, NEGLIGENCE, STRICT LIABILITY OR OTHER THEORY FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES.

          17.  EXPORT CONTROL.

               Each party agrees to comply with the U.S. Foreign Corrupt Practices Act (regarding among other things, payments to government officials) and all export laws, restrictions, national security controls and regulations of the United States or other applicable foreign agency or authority, and not to export or re-export, or allow the export or re-export of any Product or Enhancement or any technical data related thereto, or any copy or direct product thereof, (i) in violation of any such restrictions, laws or regulations or, (ii) without all required licenses and proper authorizations, to Cuba, Libya, North Korea, Iran, Iraq, or Rwanda or to any Group D:1 or E:2 country (or any national of such country) specified in the then current Supplement No. 1 to part 740 of the U.S. Export Administration Regulations (or any successor supplement or regulations).

          18.  REPRESENTATIONS, WARRANTIES AND WARRANTY DISCLAIMER.

               a.   CommerceWave hereby represents and warrants that:

                    (i) CommerceWave possesses full power and authority to enter into this Agreement, to fulfill its obligations hereunder, and to convey to Encanto all the rights and licenses in and to the Products, Merchant Wave and the Enchancements granted to Encanto hereunder;

                    (ii) the performance of the terms of this Agreement and of CommerceWave's obligations hereunder shall not breach any separate agreement by which CommerceWave is bound; and


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


                    (iii) during the term of this Agreement, CommerceWave shall not commit any act or make or enter into any agreement with a third party that is in violation or breach of, or inconsistent or in conflict with, any of the provisions of this Agreement.

               b. CommerceWave further warrants (i) that the work under this Agreement will be performed in a professional and workman-like manner, (ii) that it has and will obtain agreements with its employees, contractors and/or any other third parties, including without limitation an agreement covering any property of iXL, sufficient to allow it to provide Encanto with the licenses and other rights provided for herein and (iii) that the Products shall conform to all applicable specifications therefor. EXCEPT FOR THE WARRANTIES IN THIS SECTION 18, COMMERCEWAVE MAKES NO WARRANTIES TO ANY PERSON OR ENTITY WITH RESPECT TO THE PRODUCT AND DISCLAIMS ALL IMPLIED WARRANTIES, INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NON-INFRINGEMENT.

          19.  TERM AND TERMINATION.

               a. This Agreement will commence on the Effective Date and shall remain in effect until terminated in accordance with the express terms of this Agreement.

               b. If Encanto materially breaches Section 5, 9 or 14 of this Agreement, CommerceWave may terminate this Agreement upon thirty
          (30) days' prior written notice to Encanto unless the breach is cured within such notice period. Upon such termination, all rights and licenses granted to CommerceWave under this Agreement shall survive termination, and all rights and licenses granted to Encanto under this Agreement shall terminate. However, such termination will not affect the rights of end users of the Products or Enhancements and will not prevent Encanto from (i) supporting and maintaining end users of the Products or Enhancements, and (ii) filling orders for Products or Enhancements or depleting inventory of Products or Enhancements for eighteen (18) months after termination.

               c. If CommerceWave materially breaches this Agreement, Encanto may terminate this Agreement upon thirty (30) day's prior written notice to CommerceWave unless the breach is cured within such notice period. Upon such termination, all rights and licenses granted to Encanto under this Agreement shall terminate. However, such termination will not affect the rights of end users of Products containing Enhancements licensed from Encanto hereunder, and will not prevent CommerceWave from (i) supporting and maintaining end users of Products containing Enhancements licensed from Encanto hereunder, and (ii) filling orders for or depleting inventory of Products containing Enhancements licensed from Encanto hereunder for eighteen (18) months after termination.

               d. Encanto may terminate this Agreement at any time upon thirty (30) days' prior written notice. At any time upon three months' prior written notice to CommerceWave, Encanto may terminate Encanto's obligations under Section 6.a. of this Agreement with respect to Encanto's obligations to provide Enhancements to CommerceWave after the date of such termination. At any time upon three months' prior written notice to Encanto,

          CommerceWave may (i) terminate CommerceWave's obligations under
          Section 6.b. of this Agreement with respect to CommerceWave's obligations to provide Enchancements to Encanto after the date of such termination, and (ii) terminate CommerceWave's obligations under
          Section 11.b. of this Agreement with respect to CommerceWave's obligations to provide maintenance and support service to Encanto after the date of such termination. In any event, all rights and licenses respectively granted to Encanto and to CommerceWave under this Agreement shall survive such termination under this subsection.

               e. The following provisions shall survive any termination of this Agreement: Sections 7, 14, 15, 16, 18, 19.b., 19.c., 19.d.,
          and 25.

          20.  MARKETING.

               Each party agrees that, upon the other party's request, it will reasonably cooperate with and work with the requesting party in good faith to assist in the marketing activities of the Product.

          21.  PUBLICITY AND PRESS RELEASES.

               The parties agree to issue a joint press release regarding the transactions contemplated by this Agreement at a time mutually agreed upon by the parties. After such joint press release is issued, the parties will reasonably cooperate with each other in connection with other press releases regarding the transactions contemplated by this Agreement.

          22.  RELATIONSHIP OF THE PARTIES.

               Notwithstanding any provision hereof, for all purposes of this Agreement each party shall be and act as an independent contractor and not as partner, joint venturer, or agent of the other and shall not bind nor attempt to bind the other to any contract.

          23.  ASSIGNMENT.

               Neither party shall have any right or ability to assign or transfer any obligations or benefit under this Agreement without the prior written consent of the other party, which consent shall not be unreasonably withheld, except that either party may assign its rights and obligations under this Agreement without the permission of the other party to any majority owned subsidiary, or in the event of a merge, consolidation, or sale of all or substantially all of the assigning party's stock, assets or business to which this Agreement relates. Nothing in this section shall prevent Encanto's rights to sublicense and/or subdistribute any of the Products and/or any Authorized Derivative Works under this Agreement as set forth in Section 5 herein.

          24.  NOTICE.

               All notices, consents or approvals required by this Agreement shall be in writing sent by certified or registered air mail, postage prepaid, or by commercial overnight courier


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


          service with tracking capabilities, costs prepaid, to the parties at the following addresses or such other addresses as may be designated in writing by the respective parties:

               To CommerceWave:     CommerceWave, Inc.
                                    2121 Palomar Airport Road
                                    Suite 201
                                    Carlsbad, California 92009
                                    Attention: Garland Wong

               To Encanto:          Encanto Networks, Inc.
                                    2953 Bunker Hill Lane, Suite 400
                                    Santa Clara, California 95054
                                    Attention: Jim McHugh

          25.  MISCELLANEOUS.

               a. Waiver. The waiver by either party of a breach of any provisions contained herein shall be effective only if set forth in a writing signed by both parties and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

               b. Amendments and Modifications. This Agreement may not be changed, modified, amended or supplemented except by a written instrument signed by both parties. Furthermore, it is the intention of the parties that this Agreement be controlling over additional or different terms of any order, confirmation, invoice or similar document, even if accepted in writing by both parties, and that amendments and modifications shall be effective only if made by non-pre-printed agreements clearly understood by both parties to be an amendment or modification. No amendments or modifications to this Agreement shall be effective unless evidenced in writing and signed for and on behalf of both parties.

               c. Severability. In the event that any provision of this Agreement shall be determined to be illegal or unenforceable, that provision will be limited or eliminated to the minimum extent necessary so that this Agreement shall otherwise remain in full force and effect and enforceable.

               d. Governing Law and Legal Actions. This Agreement shall be governed by and construed in accordance with the laws of the State of California without regard to the conflicts of laws provisions thereof. The sole jurisdiction and venue for actions related to the subject matter hereof shall be the California state and U.S. federal courts having within their jurisdiction the location of Encanto's principal place of business. Both parties consent to the jurisdiction of such courts and agree that process may be served in the manner provided herein for giving of notices or otherwise as allowed by California or U.S. federal law. In any action or proceeding to enforce rights under this Agreement, the prevailing party will be entitled to recover reasonable costs and reasonable attorneys' fees.

               e. Headings. Headings used in this Agreement are for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation of this Agreement.

               f. Remedies. The rights and remedies of a party set forth herein with respect to failure of the other to comply with the terms of this Agreement (including, without limitation, rights of full termination of this Agreement) are not exclusive, the exercise thereof shall not constitute an election of remedies and the aggrieved party shall in all events be entitled to seek whatever additional remedies may be available in law or in equity.

               g. Basis of Bargain. Each party recognizes and agrees that the warranty disclaimers and liability and remedy limitations in this Agreement are material bargained for bases of this Agreement and that they have been taken into account and reflected in determining the consideration to be given by each party under this Agreement and in the decision by each party to enter into this Agreement.

               h. Entire Agreement. This Agreement (including all Exhibits hereto) contains the entire agreement of the parties regarding the subject matter hereof and supersedes all prior agreements, understandings and negotiations regarding the same.


                              SIGNATURE PAGE FOLLOWS


                                       ENCANTO NETWORKS, INC.


                                       By:   /s/ Jon T. Berryhill
                                          -----------------------------------

                                       Printed Name:   Jon T. Berryhill
                                                    -------------------------

                                       Title:   Vice President Sales
                                             --------------------------------


                                       COMMERCEWAVE, INC.

                                       By:  SITEMAN, INC., its successor in
                                            interest


                                       By:   /s/ Gari Cheever
                                          -----------------------------------

                                       Printed Name:   Gari Cheever
                                                    -------------------------

                                       Title:   President
                                             --------------------------------

                                   EXHIBIT A


                                 MERCHANT WAVE

                                  EXHIBIT B

                                  PRODUCTS



"Products" shall mean the following:


          1.   Online storefront creation application

          2.   Website builder

                                    EXHIBIT C

                           SPECIFICATIONS FOR PRODUCTS



Both Products must (a) operate on and in connection with Encanto's products,
(b) have Merchant Wave as the underlying technology and (c) be able to be packaged and distributed separately.



ONLINE STOREFRONT CREATION APPLICATION:












WEB SITE BUILDER:








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